AGREEMENT


     Agreement entered into as of August 31, 1999 between QCL Group, Inc., a Georgia Corporation, ("QCL") and B & E Holdings, Inc., a Georgia Corporation. ("Seller").

     WHEREAS, Seller has conceived and designed a website tentatively to be known as "OTCFILING.COM" which will provide an on-line information site for publicly traded corporations to publish information; and

     WHEREAS, QCL wishes to acquire all of Sellers rights, title and interest in the OTCFILING.COM name, concept and design;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties agree as follows:

     1. Seller hereby sells and assigns to QCL all rights, title and interest in the OTCFILING.COM. name, along with any and all proprietary rights it has in any design, intellectual property, website, or other work product related to the OTCFILING.COM concept.

     2. In consideration of the rights transferred pursuant to paragraph 1, above, QCL shall issue to Seller 6,500,000 shares of QCL common stock. Seller understands that the shares to be issued to it by QCL are not being registered under the Securities Act of 1933 as amended (the "Securities Act"), and that such shares may not be sold, pledged or otherwise transferred absent an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act, supported by an opinion of counsel reasonably satisfactory to QCL that such registration is not required. These shares shall be issued immediately by QCL in such manner and form as designated by Seller.

     3. In further consideration of the transfer of rights provided for pursuant to paragraph 1, above, QCL agrees that it shall form a wholly owned subsidiary, to be known as OTCFIL1NG.COM, Inc., which shall operate OTCFILING.COM separate and apart from other QCL operating entities. In connection therewith, QCL agrees that this new subsidiary shall maintain all of the required corporate formalities and shall be solely responsible for all financial matters relating to the operation of OTCFILING.COM, including, for example, collection of receivables, payroll, advertising, rent, website maintenance, mail, telephone and other similar matters.

     4. Seller agrees to assist QCL in acquiring all rights, title and interest in all "Domain" names relevant to the creation of the OTCFILING.COM website, including, without limitation, the names OTCFILING, OTCFILINGS, OVERTHECOUNTERFILING, PINKSHEETFILING, OTCBBFILING, NYSEFILING, AMEXFILING, NASDAQFILING, and ASEFILING.

     5. QCL and the new subsidiary to be formed shall enter into an agreement


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with  Peter  Lybrand  to  employ   Lybrand  to  supervise   the   operations  of
OTCFILING.COM. Said agreement shall be subject to the terms and conditions to be agreed on by Lybrand and QCL. Should Lybrand and QCL fail to reach agreement as to the terms of Lybrand's employment within sixty (60) days of the date of this Agreement, than Seller, in its sole and absolute discretion may, at any time between 60 and 120 days after the date of execution of this Agreement, terminate this Agreement, and all rights, title and interest in the OTCFILING.COM concept and website shall revert back to Seller. In order to exercise its rights pursuant to this paragraph, Seller must notify QCL in writing by certified mail of its determination to terminate this Agreement.

     6. All prior negotiations and agreements, if any, between the parties hereto with respect to the transaction provided for herein are superseded by this Agreement and there are no representations, warranties, understandings or agreements with respect to such transactions other than those expressly set forth herein. No modification, waiver or termination of this Agreement or any provisions hereof shall be effective unless set forth in writing and executed by the party or parties sought to be bound thereby. No waiver by either party of any breach of this Agreement shall be deemed a waiver of any preceding or succeeding breach.

     7. All notices, requests, demands and other communications under this Agreement or in connection therewith shall be made in writing and sent by registered or certified mail, return receipt requested, and shall be made upon the respective parties hereto at the following addresses:

     To:              QCL Group, Inc.
                      Att'n Mr. Peter Iodice
                      1140 Summit Circle
                      Watkinsville, GA 30677

     To:              B & E Holdings, Inc.
                      c/o Mr. Peter Lybrand
                      115 South Main Street
                      Madison, Georgia 30650

     8. All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed in accordance with, and governed by, the laws of the State of Georgia, applicable to contracts made and to be performed entirely therein.

     9. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument,

     10. The parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.


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     IN WiTNESS WHEREOF,  the respective duly authorized  representatives of the parties have caused this Agreement to be executed as of the date first above written.

ATTEST:                          QLC GROUP, INC.


/s/ Deborah K. Bewon             /s/ Peter Iodice as President
----------------------           -----------------------------



ATTEST:                          B & E HOLDINGS, INC.


/s/ Deborah K. Bewon             /s/ Peter C. Lybrand
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